UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report - May 12, 2015
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800, Denver, Colorado 80265
(Address of principal executive offices)

Registrant's telephone number, including area code 303-672-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.
QEP Resources, Inc. (the "Company") held its Annual Meeting on May 12, 2015. At the meeting shareholders voted on the election of two directors to serve three-year terms, and on several proposals. The voting results were as follows:

1.	Director Elections: Shareholders elected Phillips S. Baker, Jr. and Charles B. Stanley for terms expiring at the 2018 Annual Meeting of Shareholders with the following votes:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Phillips S. Baker, Jr.	107,161,925	17,787,589	183,583	14,286,976
Charles B. Stanley	117,724,166	6,854,515	554,416	14,286,976

2.	Executive Compensation: Shareholders ratified the Company’s executive officer compensation with the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
117,840,170	6,919,300	373,627	14,286,976

3.	Auditor: Shareholders ratified the selection of the firm PricewaterhouseCoopers LLP to serve as the independent auditors of the Company for 2015 with the following votes:

Votes For	Votes Against	Abstentions
138,332,099	899,776	188,198

4.
Company Declassification Proposal: Shareholders did not approve an amendment to the Certificate of Incorporation (the "Certificate") to declassify the Board of Directors. As described in the proxy statement for the Annual Meeting, a vote to approve an amendment to the Certificate requires approval by holders of at least 80% of the Company’s common stock outstanding. A total of 122,421,986 votes, or 69% of the 176,709,981 total shares outstanding, were cast in favor of Proposal 4. Thus, Proposal 4 failed with the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
122,421,986	2,214,061	497,050	14,286,976

5.	Shareholder Proposal: Shareholders approved an advisory shareholder proposal to eliminate supermajority voting with the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
78,027,605	46,424,536	680,956	14,286,976

6.	Shareholder Proposal: Shareholders did not approve an advisory shareholder proposal regarding quantitative reporting for hydraulic fracturing operations with the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,518,912	69,134,113	23,480,072	14,286,976

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP Resources, Inc.
(Registrant)

May 14, 2015

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer